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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is hereby entered into by and between Interplay Entertainment Corp., a Delaware corporation (the "Company"), and Brian Fargo (the "Executive"), as of the 2nd day of November, 1999.

     WHEREAS, the Company and the Executive propose to into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Titus Interactive SA, a French corporation ("Titus"), pursuant to which Titus will purchase 6,250,000 shares of Common Stock of the Company from the Company ("the Stock Purchase");

     WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will continue to be employed by the Company after the Stock Purchase; and

     WHEREAS, it is a condition to the obligation of Titus to consummate the Stock Purchase that the Executive and the Company enter into this Agreement;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Employment Period.  The Company shall employ the Executive, and the
         -----------------
Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the date of consummation of the Stock Purchase and ending on the third anniversary of such date (the "Employment Period").

     2.  Position and Duties.
         -------------------
         (a) Executive shall be employed by the Company as Chief Executive Officer and shall serve as Chairperson of the Board of Directors of the Company,
(i) in the case of Executive's position as Chief Executive Officer, with the duties and responsibilities set forth on Exhibit A attached hereto and made a
                                         ---------
part hereof, and (ii) in the case of Executive's position as Chairperson of the Board, with duties and responsibilities substantially similar to those assigned to the Executive prior to the Stock Purchase.

         (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time to the business and affairs of the Company, using the Executive's reasonable best efforts to carry out faithfully and efficiently the responsibilities assigned to the Executive under this Agreement. It shall not be considered a violation of the foregoing for the Executive to (i) serve on corporate boards with the approval of the Company, (ii) serve on civic or charitable boards or committees, (iii) deliver lectures or fulfill speaking engagements and (iv) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities under this Agreement or otherwise violate the terms of this Agreement.

         (c) The Executive's services shall be performed primarily at the Company's corporate headquarters, located at 16815 Von Karman Ave., Irvine, California 92606. Travel in connection with the business of the Company may be reasonably requested from time to time by the Board of Directors of the Company (the "Board").
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     3.  Compensation.
         ------------
         (a)  Base Salary.  During the Employment Period, the Executive shall
              -----------
receive an annual salary (the "Annual Base Salary") in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000), payable in accordance with the Company's payroll for executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, unless the annual base salaries of all executives of the Company are proportionately reduced, and in any event shall not be reduced below Two Hundred Fifty Thousand Dollars ($250,000). After any such increase (or decrease), the term "Annual Base Salary" shall refer to the Annual Base Salary as so increased (or decreased).

         (b)  Annual Bonus.  In addition to the Annual Base Salary, the
              ------------
Executive shall be eligible to receive annual bonuses (each, an "Annual Bonus") at the discretion of the Board of Directors of the Company.

         (c)  Stock Options. Concurrently with the entering into of this
              -------------
Agreement by the Company and the Executive, the Executive shall be granted options to purchase 500,000 shares of the Common Stock of the Company pursuant to the Company's Amended and Restated 1997 Stock Option Plan at an exercise price equal to the closing price per share of the Company's Common Stock on the date hereof as reported by Nasdaq (the "Options"). The Options shall vest over a four-year period commencing with the date of grant of such options, with 25% of the aggregate number of such options vesting each year during such four year period. Such options shall immediately vest in full in the event that (i) a Change in Control (as defined in that certain Stockholder Agreement of even date herewith among the Company, the Executive and Titus Interactive SA) occurs, or
(ii) Executive is terminated without Cause (as such term is defined in Section 4.b.(i) below) or terminates his employment with Good Reason (as such term is defined in Section 4.c.(i) below).

         (d)  Other Benefits.  The Executive shall be entitled to participate in
              --------------
any of the Company's medical, dental or other benefit plans approved by the Company's Board of Directors.

         (e)  Expenses.  During the Employment Period, the Executive shall be
              --------
entitled to receive prompt reimbursement for all normal and customary expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

         (f)  Fringe Benefits.  During the Employment Period, the Executive
              ---------------
shall be entitled to the fringe benefits provided by the Company from time to time to its other executive officers.

         (g)  Vacation.  During the Employment Period, the Executive shall be
              --------
entitled to vacations in accordance with Company policies then in effect and, in no event, shall such vacation time be less than four (4) weeks per calendar year.

     4.  Termination of Employment.
         -------------------------

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         (a)  Death or Disability.  The Executive's employment shall terminate
              -------------------
automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has failed, over a period of 180 consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and reasonably acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity constitutes a disability for purposes of the Company's long-term disability insurance coverage. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective upon receipt of such notice by the Executive (the "Disability Effective Date").

         (b)  By the Company.
              --------------

             (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" shall mean (A) fraud, embezzlement or willful misconduct materially injurious to the Company on the part of the Executive, (B) the Executive's (x) persistent and continued failure to substantially perform his material duties (as set forth on Exhibit A hereto)
                                                              ---------
for the Company when and to the extent reasonably requested by the Board to do so and (y) failure to correct same within thirty (30) days after notice from the Board requesting the Executive to do so (it being understood that this standard is intended to assure the Company of the reasonable attendance, efforts and good faith business attention of the Executive to his duties on behalf of the Company, but may not be relied upon by the Company to terminate the Executive based upon the operating performance of the Company), or (C) the Executive's breach of any material provision of this Agreement, which breach has not been cured in all material respects within thirty (30) days after notice of such breach is given to the Executive by the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board or the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The Executive shall not be deemed to have been terminated for Cause unless such notice is accompanied by a copy of a resolution duly adopted by the Board to such effect.

             (ii) A termination of the Executive's employment by the Company without Cause shall be effected by giving the Executive written notice of the termination.

        (c)  Good Reason.
             -----------

             (i) The Executive may terminate employment for Good Reason. "Good Reason" means:

                  (A)  removal of duties set forth on Exhibit A hereto from the
                                                      ---------
the Executive, or the assignment to the Executive of duties inconsistent in any material respect with the duties set forth on Exhibit A hereto, other than
                                              ---------
actions that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

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                  (B)  any failure by the Company to comply with any provision of Section 3 of this Agreement other than failures that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

                  (C) any requirement by the Company that the Executive's services be rendered primarily at a location or locations not complying with the provisions of paragraph (c) of Section 2 of this Agreement; or

                  (D) any failure by the Company to require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place.

            (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the tenth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given); provided, that such termination of employment shall not become effective if the Company shall have previously corrected to the reasonable satisfaction of the Executive the circumstance giving rise to the Notice of Termination.

         (d)  Date of Termination.  The "Date of Termination" means the date of
              -------------------
the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, or the date on which the Company gives the Executive notice of a termination of employment without Cause, as the case may be.

     5.  Obligations of the Company Upon Termination.
         -------------------------------------------

         (a)  Death, Disability, Cause.  If, during the Employment Period, the
              ------------------------
Executive's employment is terminated by the Company because of death, Disability, or for Cause or by the Executive other than for Good Reason, then except as provided in Section 8, the Executive shall not be entitled to any compensation provided for under this Agreement, other than Annual Base Salary through the effective date of any such termination or resignation, benefits under the long-term disability insurance coverage in the case of termination because of Disability, and (without limiting the provisions of Section 6 hereof) vested benefits, if any, required to be paid or provided by law.

         (b)  Without Cause; Good Reason.  If, during the Employment Period, the
              --------------------------
Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any compensation provided for under this Agreement except as set forth in the following sentence. For the remainder of the Employment Period, the Executive shall continue to be considered an employee of the Company, and the Company (i) shall continue to pay the Executive for and with respect to the unexpired portion of the Employment Period (in the same manner as specified herein) (A) an amount equal to one hundred and fifty percent (150%) of his Annual Base Salary and (B) an amount equal to seventy-five percent (75%) of the

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Executive's Imputed Annual Bonuses and (ii) shall continue during the unexpired portion of the Employment Period the welfare benefits set forth in Section 3 (in the same manner as specified herein); provided that (x) if any such benefits cannot be provided under the terms of the applicable plans or applicable law, the Company shall provide the Executive with substitute benefits that are comparable and equal in value to such benefits, and (y) during any period when the Executive is eligible to receive any such benefits under another employer-provided plan, the benefits provided by the Company under this paragraph may be made secondary to those provided under such other plan. As used herein, "Imputed Annual Bonuses" shall mean the "target" bonuses or similar amounts under any Company bonus plan then in effect approved by the Board that the Executive would have received had he not been terminated.

     6.  Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or
         -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to paragraph (f) of Section 10, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

     7.  No Mitigation or Reduction.  In no event shall the Executive be
         --------------------------
obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

     8.  Confidential Information; Other Covenants.
         -----------------------------------------

         (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its business that the Executive has obtained during the Executive's employment by the Company and that is not public knowledge (other than as a result of the Executive's violation of this paragraph (a) of Section 8) ("Confidential Information"), unless disclosure of such information is required by court order. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

         (b) During the full original term of the Employment Period, except as otherwise provided in paragraph (d) of this Section 8, the Executive shall not, without the prior written consent of the Board, engage in or become associated with a Prohibited Activity. For purposes of this paragraph (b) of Section 8: (i) a "Prohibited Activity" means any business or other endeavor in the interactive software business, anywhere in the world, that is directly competitive with the business in which the Company is engaged at the date hereof, or at any time during the Employment Period; and (ii) except as provided on Exhibit B attached
                                                             ---------
hereto and made a part hereof, the Executive shall be considered to have become "associated with a Prohibited Activity" if he becomes directly or indirectly involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, lender, or in any other capacity with any individual, partnership, corporation or other organization that is engaged in a Prohibited Activity. Notwithstanding the foregoing: (i) the Executive may make and retain investments during the Employment Period in not more than five

                                       5
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percent (5%) of the equity of any entity engaged in a Prohibited Activity, provided that the Executive does not engage in any of the other activities listed in the preceding sentence with respect to such entity; and (ii) if the Executive's employment is terminated because of Disability, the provisions of this paragraph (b) of Section 8 shall only apply if, following notice from the Executive that his disability has ended and that he intends to seek employment in a Prohibited Activity, the Company commences payment and continues to pay from the date of such notice throughout the remainder of the Employment Period the compensation and benefits provided for hereunder in respect of such remaining term.

         (c) The Executive agrees that he will not, at any time during which he is an employee of the Company and for a period of two (2) years thereafter, without the prior written consent of the Company, whether directly or indirectly, solicit the employment of, whether as an employee, officer, director, agent, consultant or independent contractor, any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Company or any of its affiliates. The foregoing shall not be deemed to restrict the Executive's ability to hire any such person if such person responds to a general solicitation of employment or otherwise seeks on his own initiative employment by the Executive or any of his affiliates.

         (d) The Executive acknowledges and agrees that the Company's remedy at law for any breach of the Executive's obligations under this Section 8 would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of such Section without the necessity of proof of actual damage. With respect to any provision of this Section 8 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination.

     9.  Successors.
         ----------

         (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     10. Miscellaneous.
         -------------

         (a) The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall all be governed by the laws of the State of California, without reference to principles of conflicts of laws. The parties hereby consent and agree that the United States District Court for the Central District of California, or the Superior Court of California for the County of Orange will have exclusive jurisdiction over any legal action or proceeding arising out of or relating to this Agreement, and each party consents to the in personam jurisdiction of such courts for the purpose of any such action or proceeding and agrees that venue is proper in such courts. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, terminated or waived except with the prior written consent of
(i) the parties hereto and (ii) so long as no Change in Control has occurred, Titus, or (in either such case) their respective successors and legal representatives.

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Titus and its successors and assigns are intended to be and shall be intended third-party beneficiaries of the preceding sentence.

         (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     Brian Fargo
     Interplay Productions, Inc.
     16815 Von Karman Avenue
     Irvine, CA  92606

     If to the Company:

     Interplay Productions, Inc.
     16815 Von Karman Avenue
     Irvine, CA  92606
     Attention:  President

     with a copy to:

     Stradling Yocca Carlson & Rauth
     660 Newport Center Drive, Suite 1600
     Newport Beach, CA 92660
     Attention:  K.C. Schaaf, Esq.

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 10. Notices and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement except to the extent any other party hereto is materially prejudiced by such failure.

         (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them, including, without limitation, that certain Employment Agreement dated March 28, 1994, as amended by amendments dated March 2, 1998 and March 18, 1999, concerning the subject matter hereof.

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     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                    INTERPLAY ENTERTAINMENT CORP.

                                    By:  /s/ MANUEL MARRERO
                                         ---------------------------------------
                                         Manuel Marrero, Chief Financial Officer




                                         /s/ BRIAN FARGO
                                         ---------------------------------------
                                         Brian Fargo

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                                   EXHIBIT A

                              Duties of Executive
                              -------------------

     Executive shall have primary responsibility and authority in the Company with respect to the following management functions:

     1.  Product Development.  Supervision of all internal and external product
         -------------------
development activities of the Company, including, without limitation, setting product development strategy and management of developer relationships. The Company's Vice President of Development will report to Executive.

     2.  Marketing.  Supervision of all the Company's marketing functions.  The
         ---------
Company's Vice President of Marketing will report to Executive.

     3.  Business Development/Corporate Strategy.  Setting of global corporate
         ---------------------------------------
strategy for the Company and development of corporate relationships. The Company's Vice President of Strategic Development and Vice President of Business Development will report to the Executive.

     4.  Legal.  Supervision of the Company's legal and contractual affairs.
         -----
The Company's Vice President of Legal and Business Affairs will report to the Executive.

     5.  Consultation With President.  The Executive shall consult with the
         ---------------------------
President of the Company in the development of all operating plans for the Company, and shall not take any action which constitutes a material deviation from any operating plan without the concurrence of the President. The Executive shall also consult with the President of the Company with respect to all material decisions relating to Interplay Films.
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                                   EXHIBIT B

                      Exceptions to Prohibited Activities
                      -----------------------------------

     Fargo may serve as a consultant to Games On-Line, Inc. in the area of online gaming, so long as Fargo's obligations under such consulting arrangement do not exceed, on average, twenty (20) hours per month.